UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2009

DRAGON PHARMACEUTICAL INC.

(Exact name of registrant as specified in its charter)

Florida (State or Other Jurisdiction of Incorporation)	000-27937 (Commission File Number)	65-0142474 (IRS Employer Identification No.)

650 West Georgia Street, Suite 310 Vancouver, British Columbia (Address of Principal Executive Offices)	V6B 4N9 (Zip Code)

(604) 669-8817

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)	Previous Independent Accountants

          On October 9, 2009, Dragon Pharmaceutical Inc. (the “Company,” “we,” “us,” or “our”) decided not to reappoint Ernst & Young LLP (“E&Y”) as our independent accountant for the year ending December 31, 2009.

          E&Y’s report on our consolidated balance sheets as of December 31, 2008 and 2007, and the related consolidated statements of operations and comprehensive income, stockholders’ equity (deficit) and cash flows for the years then ended, did not contain an adverse opinion, and was not modified as to uncertainty, audit scope or accounting principles.

          The decision to change our independent accountant was made and approved by our Audit Committee on October 9, 2009, which is comprised of independent directors who serve on the Company’s Board of Directors.

          During our most recent fiscal years ended December 31, 2008 and 2007, through the subsequent interim periods ended March 31, 2009, June 30, 2009 and September 30, 2009, and further through October 9, 2009, there have been no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of E&Y, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

          During our most recent fiscal years ended December 31, 2008 and 2007, through the subsequent interim periods ended March 31, 2009, June 30, 2009 and September 30, 2009, and further through October 9, 2009, E&Y did not advise us on any matter set forth in Item 304(a)(1)(v)(A) through (D) of Regulation S-K.

          We have provided our former independent accountant, E&Y, with a copy of the disclosures expressed herein and we have requested that E&Y furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such statements. As of the date of this filing, E&Y had not yet furnished us a letter. Upon receipt of the letter, we will file an amendment to this Form 8-K to include such letter as an exhibit.

(b)	New Independent Accountants

          On October 14, 2009, we engaged Chang Lee LLP (“Chang Lee”) to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2009. During our most recent fiscal years ended December 31, 2008 and 2007, and through the subsequent interim periods ended March 31, 2009, June 30, 2009 and September 30, 2009, up until their date of engagement, we did not consult with Chang Lee LLP regarding (i) the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us that was an important factor to be considered by us in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

          We have provided Chang Lee LLP with the opportunity to review the disclosure required by Item 304(a) of Regulation S-K before this Form 8-K is filed with the Commission and provided them with the opportunity to furnish us with a letter addressed to the Commission containing any new information, clarification of our expression of our views, or the respects in which it does not agree with the statements made by us in response to Item 304(a) of Regulation S-K. Chang Lee LLP did not provide us with any new information, clarification of our expression of our views, or the respects in which it does not agree with the statements made by us in response to Item 304(a) of Regulation S-K.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAGON PHARMACEUTICAL INC.,
a Florida Corporation

Dated: October 14, 2009

/s/ Garry Wong

Garry Wong

Chief Financial Officer

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